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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into BindView Development Corporation's Registration Statement on Form S-8 relating to the BindView Development Corporation Incentive Stock Option Plan, the BindView Development Corporation 1997 Incentive Plan, the BindView Development Corporation Omnibus Incentive Plan and the BindView Development Corporation 1998 Non-Employee Director Stock Option Plan of our report dated March 31, 1998 (except as to Note 11, which is as of May 15, 1998), included in the registration statement of BindView Development Corporation on Form S-1 (File No. 333-52883).


PricewaterhouseCoopers LLP


Houston, Texas
July 24, 1998.